SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to § 240.14a-12

Amegy Bancorporation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by: Amegy Bancorporation, Inc.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Amegy Bancorporation, Inc.

Commission File No. 000-22007

On July 7, 2005, Amegy Bancorporation, Inc. issued the following communication:

Customer FAQ

Q: What was your announcement today?

A: We have joined forces with Zions Bancorporation because of our desire to be the number one banking franchise in Texas. Merging with Zions will help us achieve that goal. Zions is one of the top banking companies in the country and this partnership will enable us to continue serving you with the best products and services in the financial industry.

Like us, Zions preserves the heritage of community banking with the efficiencies of a larger company. Therefore, you will see little difference in how we operate. Zions believes in local management, local decision making, local boards and you will continue to see the same leadership and bankers that you know so well. In fact, we will retain our separate national charter and our name will continue to be Amegy Bank of Texas. And, as always, loan decisions will be made locally. At the same time, we will share resources. This truly is the best of both worlds.

Q: What does this mean for the customers?

A: Really, nothing changes. We want you to continue banking with us as you have in the past. You can continue to use your current checks, your debit and ATM cards, and all of our other products and services.

Like us, Zions has innovative products and services and you will be able to take advantage of these soon.

Q: Why change your name only to merge with another bank months later?

A: Both the name change and our partnership with Zions have been to ensure the continued growth of our Company.

The name change actually helped with this combination of the two companies. We will continue to operate and expand as Amegy Bank of Texas. In today’s competitive environment, a bank such as ours will grow and prosper more quickly with a partner, particularly one such as Zions. In the long run, this will be great for our customers, communities, employees and shareholders.

Q: What do you know about Zions Bank?

A: They are known as a “collection of great banks” and that is what they are. They have a strong reputation as a bank for small and middle market companies and individuals—the same type of customers that have helped us become the third largest independent bank in Texas. In fact, their leadership of Zions has deep roots in Texas, and Harris Simmons, its chairman, began his banking career in Houston.

Zions has over $30 billion in assets with 400 offices located in eight high-growth western states. Just as we have increased loans and deposits year end and year out and have maintained strong asset quality, Zions has as well.

You can learn more about them at www.zionsbancorporation.com.

Q: Are the same bankers and leadership going to be at Amegy?

A: Absolutely. You will continue to see the same local management and bankers that you see every day. And, these bankers will still be making decisions locally.

One of the strengths to this partnership is the philosophy our two banks share with regard to customer service. Zions believes that to be successful, its banks must preserve the heritage of community banking.

Q: Will you be closing any banking centers?

A: No. We merged with Zions to ensure that our growth and ability to serve our customers would continue. Amegy now has almost 80 locations in Houston and Dallas and we plan to add more this year.

Q: Is there anything else I should know?

A: As always, we truly appreciate your business and support.

Aside from having access to more of the best products and services in the banking industry, very little is going to change for you. Both Amegy and Zions have strengths that are complimentary and we are both committed to a style of banking that reaches deep into our communities.

Additional Information and Where to Find it

Zions Bancorporation will file a Form S-4, Amegy Bancorporation will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111, (801) 524-4787. You may obtain documents filed with the SEC by Amegy free of charge by contacting: Controller, Amegy Bancorporation, 4400 Post Oak Parkway, Houston, Texas 77027, (713) 235-8800.

Participants in Solicitation

Zions Bancorporation, Amegy Bancorporation, Inc., and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Amegy’s shareholders in connection with the merger. Information about the directors and executive officers of Zions and their ownership of Zions stock is set forth in the proxy statement for Zions’ 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Amegy and their ownership of Amegy stock is set forth in the proxy statement for Amegy’s 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this document contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Zions Bancorporation and Amegy Bancorporation, Inc., including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zions’ and Amegy’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Amegy shareholders to approve the transaction; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Amegy’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site http://www.sec.gov. Amegy disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.